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                                  EXHIBIT 10.3



BB&T                                                  Branch Banking & Trust Co.
                                                      400 South Lafayette Street
                                                      Shelby, NC 28150




December 7, 1998


Joe Ogburn
RSI Holdings, Inc.
28 East Court Street
Greenville, SC 29096



                               COMMITMENT LETTER


Dear Mr. Ogburn:


Branch Banking and Trust Company ("Bank") is pleased to offer you the following commitment (the "Commitment") for a revolving unsecured line of credit (the "Line of Credit"). The terms and conditions of this Commitment are as follows:

         1.       Borrower: RSI Holdings, Inc. (the "Borrower")

         2. Purpose: The proceeds of the Line of Credit shall be used by the Borrower for temporary working capital.

         3. Amount: The maximum principal amount of the Line of Credit shall be $150,000.00.

         4. Interest Rate: The interest rate on the Line of Credit shall be the variable rate per annum of the Bank's Prime Rate to be adjusted daily as the Bank's Prime Rate changes.

         5. Expiration and Maturity: The Line of Credit shall expire on January 25, 2000 (the "Maturity Date").

         6. Repayment Terms: Accrued interest only shall be repayable monthly beginning on January 25, 1999. One final payment of all principal and accrued interest shall be due on the Maturing Date.

         7. Payout Period: No payout is required under the Line of Credit prior to the Maturity Date.

         8. Co-makers/Guarantors: Buck A. Mickel, Charles C. Mickel and Minor Mickel Shaw shall be required to guarantee the Line of Credit to a limit of $50,000 each.

         9. Commitment/Origination Fee: An origination fee of $375.00 shall be payable by Borrower to Bank at closing

         10. Advances: Funds shall be advanced under the Line of Credit at the request of the Borrower.


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         11.      Year 2000 Compliance: The Bank and borrower will review the
                  BB&T Year 2000 Client Questionnaire prior to closing. Based on the responses in such Questionnaire, Bank may require Borrower to furnish periodic reports on its Year 2000 readiness and/or comply with covenants regarding Year 2000 readiness and/or engage an independent consultant to assess and prepare a plan to achieve Year 2000 readiness.

         12. Documentation: At Loan closing, the Borrower shall execute a promissory note and other related documents and instruments (the "Loan Documents") satisfactory to the Bank to evidence and secure the Loan.

         13. Credit Qualifications: This Commitment is issued in reliance upon the accuracy and completeness of all information furnished by or for the Borrower and any co-signers or guarantors and is subject to the continued accuracy and completeness of all such information. The extension of credit by the Bank pursuant to this Commitment is subject to the condition precedent that the Borrower and any co-signers or guarantors shall after the date hereof maintain a financial condition acceptable to the Bank in its sole discretion. In addition, the Line of Credit is conditioned upon there being no material adverse change which threatens the Borrower's ability to repay the Line of credit or pledge the Collateral to secure repayment.

         14. Financial Information: While the Line of Credit is available to the Borrower, the Borrower shall provide the Bank with annual audited financial statements within 120 days of the Borrower's fiscal year end. Also, all guarantors shall furnish annual personal financial statements. In addition, Borrower shall supply Bank with such other financial information as the Bank may reasonably request from time to time. All financial information shall be prepared in accordance with GAAP and must be certified true and correct by the Borrower.

         15. Banking Relationship: The Borrower agrees to maintain its primary depository account(s) with the Bank.

         16. Conflicting Provisions: If any of the provisions of this commitment letter shall be constructed to conflict with any terms or provisions contained in the Loan Documents, then the Loan Documents shall take priority.


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This Commitment is open for you acceptance until the close of business on
December 25, 1998 (the "Expiration Date"), at which time this Commitment expires if not accepted and returned to the Bank. In addition, this Commitment shall expire and the Bank shall not be required to establish the Line of Credit if the Loan Documents are not executed by December 31, 1998. To acknowledge your acceptance, please return a signed copy of this letter to my attention at the following address on or before the Expiration Date.

Branch Banking and Trust Company
400 S. Lafayette Street
Shelby, NC 28150

Very truly yours,

BRANCH BANKING AND TRUST COMPANY

By:               /s/ Jamey Davis
                  Jamey Davis
Title:            Vice President
Phone:            704-487-2951

The foregoing terms and conditions are hereby accepted and agreed to this 14th day of December, 1998.

RSI Holdings, Inc.

By:               /s/ Joe F. Ogburn
Title:            V. P. & Treasurer

GURANTORS:

/s/ Buck A. Mickel
Buck A. Mickel

/s/ Charles C Mickel
Charles C. Mickel

/s/ Minor Mickel Shaw
Minor Mickel Shaw